Exhibit 99.1

•Quarterly revenue of $75.9 million, representing an increase of 4% year-over-year.
•First quarter gross margin of 67.3% and an increase in gross profit of 2% year-over-year.
•Active Buyers of 1.7 million and Orders of 1.5 million in Q1 2023, representing a decrease of 3% and 8%, respectively, year-over-year.
•Published the 11th Annual Resale Report in April, revealing that the global secondhand market is projected to nearly double by 2027, reaching $350 billion.
Oakland, CA — May 9, 2023 — ThredUp Inc. (Nasdaq: TDUP) (LTSE: TDUP), one of the largest online resale platforms for apparel, shoes, and accessories, announced today its financial results for the first quarter ended March 31, 2023.
“Demonstrating the strength and flexibility of our marketplace model, we are extremely proud of our Q1 results " said thredUP CEO and co-founder James Reinhart. “Even as the consumer environment remains dynamic, we are confident in our ability to flex our marketplace, invest in strategic growth opportunities, and make progress towards profitability.”
First Quarter 2023 Financial Highlights
•Revenue: Total revenue of $75.9 million, an increase of 4% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $51.1 million, representing an increase of 2% year-over-year. Gross margin was 67.3% as compared to 69.1% for the first quarter 2022.
•Net Loss: Net loss was $19.8 million, or a negative 26.1% of revenue, for the first quarter 2023, compared to a net loss of $20.7 million, or a negative 28.5% of revenue, for the first quarter 2022.
•Adjusted EBITDA and EBITDA Margin1: Adjusted EBITDA loss was $6.6 million, or a negative 8.7% of revenue, for the first quarter 2023, compared to an Adjusted EBITDA loss of $13.0 million, or a negative 17.8% of revenue, for the first quarter 2022.
•Active Buyers and Orders: Active Buyers of 1.7 million and Orders of 1.5 million, representing a decrease of 3% and 8%, respectively, over the comparable quarter last year.
1 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. See “Reconciliation of GAAP to Non-GAAP Financial Measures” for a detailed reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure and “Non-GAAP Financial Measures” for a discussion of why we believe these non-GAAP measures are useful.

Recent Business Highlights
•Resale-as-a-Service® (“RaaS®”): thredUP continues to grow its RaaS program with new clients, including H&M, American Eagle, and SoulCycle, and expanded its relationship with Fabletics.
•Published 11th Annual Resale Report: thredUP released the results of the 2023 Resale Report, conducted in partnership with third-party retail analytics firm GlobalData, showing that the U.S. secondhand apparel market is projected to reach $70 billion by 2027. The 11th annual report also revealed new insights about key factors driving market growth; consumer shopping behavior amid economic uncertainty and inflation and why retailers are adopting resale at an accelerated rate.
•Dual-listed on LTSE: thredUP listed its Class A common stock on the Long-Term Stock Exchange (LTSE) in a dual listing. LTSE’s principles-based listing standards require listed companies to detail and publish policies on their website that offer stakeholders insight into how a company builds its business for the long term. By listing on LTSE, thredUP is affirming its strategic alignment with long-term shareholders, employees, customers, and communities within a public market designed to promote sustainability, resilience, and long-term value creation.
•Launched Fashion Footprint Calculator: thredUP's introduced its Fashion Footprint Calculator, an interactive tool aimed at empowering and educating consumers on the environmental impact of their fashion habits.
Financial Outlook
For the second quarter 2023, thredUP expects:
•Revenue in the range of $80 million to $82 million
•Gross margin in the range of 64.5% to 66.5%
•Adjusted EBITDA loss margin in the range of 9.5% to 7.5%
For the full fiscal year 2023, thredUP expects:
•Revenue in the range of $320 million to $330 million
•Gross margin in the range of 65.0% to 67.0%
•Adjusted EBITDA loss margin in the range of 7.5% to 5.5%
Conference Call and Webcast Information
•The live and archived webcast and all related earnings materials will be available at thredUP’s investor relations website: ir.thredup.com/news-events/events-and-presentations.

ThredUp Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	March 31, 2023	December 31, 2022
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$50,739	$38,029
Marketable securities	42,733	66,902
Accounts receivable, net	4,232	4,669
Inventory	20,933	17,519
Other current assets	6,338	7,076
Total current assets	124,975	134,195
Operating lease right-of-use assets	45,180	46,153
Property and equipment, net	95,806	92,482
Goodwill	11,805	11,592
Intangible assets	10,044	10,499
Other assets	6,960	7,027
Total assets	$294,770	$301,948
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,747	$7,800
Accrued and other current liabilities	47,976	50,155
Seller payable	17,868	16,166
Operating lease liabilities, current	5,792	6,413
Current portion of long-term debt	3,882	3,879
Total current liabilities	88,265	84,413
Operating lease liabilities, non-current	47,521	48,727
Long-term debt, net of current portion	24,831	25,788
Other non-current liabilities	3,066	3,019
Total liabilities	163,683	161,947
Commitments and contingencies
Stockholders’ equity:
Common stock	10	10
Additional paid-in capital	561,577	551,852
Accumulated other comprehensive loss	(3,080)	(4,234)
Accumulated deficit	(427,420)	(407,627)
Total stockholders’ equity	131,087	140,001
Total liabilities and stockholders’ equity	$294,770	$301,948

ThredUp Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022

Revenue:
Consignment	$46,479	$47,435
Product	29,443	25,260
Total revenue	75,922	72,695
Cost of revenue:
Consignment	9,220	10,049
Product	15,609	12,418
Total cost of revenue	24,829	22,467
Gross profit	51,093	50,228
Operating expenses:
Operations, product, and technology	38,347	39,161
Marketing	16,870	16,978
Sales, general, and administrative	16,059	14,664
Total operating expenses	71,276	70,803
Operating loss	(20,183)	(20,575)
Interest expense	77	423
Other income, net	(476)	(303)
Loss before provision for income taxes	(19,784)	(20,695)
Provision for income taxes	9	13
Net loss	$(19,793)	$(20,708)
Loss per share, basic and diluted	$(0.19)	$(0.21)
Weighted-average shares used in computing loss per share, basic and diluted	101,984	98,624

ThredUp Inc.
Condensed Consolidated Statements of Comprehensive Loss
(unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022

Net loss	$(19,793)	$(20,708)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	544	(708)
Unrealized gain (loss) on available-for-sale securities	610	(1,002)
Total other comprehensive income (loss)	1,154	(1,710)
Total comprehensive loss	$(18,639)	$(22,418)

ThredUp Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
	(in thousands)
Cash flows from operating activities:
Net loss	$(19,793)	$(20,708)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,681	3,271
Stock-based compensation expense	9,391	3,523
Reduction in carrying amount of right-of-use assets	1,207	1,398
Other	41	481
Changes in operating assets and liabilities:
Accounts receivable, net	1,010	1,143
Inventory	(3,157)	(2,313)
Other current and non-current assets	22	(2,162)
Accounts payable	4,102	1,601
Accrued and other current liabilities	(1,851)	4,912
Seller payable	1,696	1,521
Operating lease liabilities	(2,062)	539
Other non-current liabilities	1,255	115
Net cash used in operating activities	(4,458)	(6,679)
Cash flows from investing activities:
Maturities of marketable securities	24,579	4,726
Purchases of property and equipment	(5,679)	(12,638)
Net cash provided by (used in) investing activities	18,900	(7,912)
Cash flows from financing activities:
Repayment of debt	(1,000)	(2,000)
Proceeds from exercise of stock options and employee stock purchase plan	446	965
Payment of withholding taxes on stock-based awards	(638)	(156)
Net cash used in financing activities	(1,192)	(1,191)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(540)	(172)
Net change in cash, cash equivalents, and restricted cash	12,710	(15,954)
Cash, cash equivalents, and restricted cash, beginning of period	44,051	91,840
Cash, cash equivalents, and restricted cash, end of period	$56,761	$75,886

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022

Net loss	$(19,793)	$(20,708)
Interest expense	77	423
Provision for income taxes	9	13
Depreciation and amortization	3,681	3,271
Stock-based compensation expense	9,391	3,523
Acquisition-related expenses	—	204
Restructuring charges	—	311
Non-GAAP Adjusted EBITDA loss	$(6,635)	$(12,963)
Total revenue	75,922	72,695
Non-GAAP Adjusted EBITDA loss margin	(8.7)%	(17.8)%

Investors
ir@thredup.com
Media
media@thredup.com
About thredUP
thredUP is transforming resale with technology and a mission to inspire a new generation of consumers to think secondhand first. By making it easy to buy and sell secondhand, thredUP has become one of the world's largest online resale platforms for apparel, shoes and accessories. Sellers love thredUP because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers love shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems and data science expertise. With thredUP’s Resale-as-a-Service, some of the world's leading brands and retailers are leveraging our platform to deliver customizable, scalable resale experiences to their customers. thredUP has processed over 137 million unique secondhand items from 55,000 brands across 100 categories. By extending the life cycle of clothing, thredUP is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, guidance on financial results for the second quarter and full year of 2023; statements about future operating results and our long term growth; the momentum of our business; the growth rates in the markets in which we compete; the impact of inflationary pressures, increased interest rates and general global economic uncertainty on consumer behavior and our business; our investments in technology and infrastructure; our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions, investments or restructuring activities; the success and expansion of our RaaS® model and the timing and plans for future RaaS® clients; and our ability to attract new Active Buyers.
More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing thredUP’s views as of any date subsequent to the date of this press release.

Additional information regarding these and other factors that could affect thredUP's results is included in thredUP’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.
Operating Metrics
An Active Buyer is a thredUP buyer who has made at least one purchase in the last twelve months. A thredUP buyer is a customer who has created an account and purchased in our marketplaces, including through our RaaS® clients. A thredUP buyer is identified by a unique email address and a single person could have multiple thredUP accounts and count as multiple Active Buyers.
Orders are defined as the total number of orders placed by buyers across our marketplaces, including through our RaaS® clients, in a given period, net of cancellations.
Non-GAAP Financial Measures
This press release and the accompanying tables contain non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP measures, are useful in evaluating our operating performance. We use Adjusted EBITDA and Adjusted EBITDA margin to evaluate and assess our operating performance and the operating leverage in our business, and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA margin, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Adjusted EBITDA and Adjusted EBITDA margin are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP measures used by other companies.
A reconciliation is provided above for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. We calculate Adjusted EBITDA as net loss adjusted to exclude, where applicable in a given period, interest expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, acquisition-related expenses, and restructuring charges.
Investors are encouraged to review our results determined in accordance with GAAP and the reconciliation of Adjusted EBITDA to net loss. thredUP is not providing a quantitative reconciliation of forward-looking guidance of Adjusted EBITDA to net loss because certain items are out of thredUP’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, depreciation and amortization, stock-based compensation expense, change in fair value of convertible preferred stock warrant liability and provision for income taxes. Accordingly, a reconciliation for Adjusted EBITDA in order to calculate forward-looking Adjusted EBITDA margin is not available without unreasonable effort. However, for the second quarter of 2023 and full year 2023, depreciation and amortization is expected to be $5.2 million and $19.2 million, respectively. In addition, for the second quarter of 2023 and full year 2023, stock-based compensation expense is expected to be $12.0 million and $43.5 million, respectively. These items are uncertain, depend on various factors, and could result in projected net loss being materially less than is indicated by the currently estimated Adjusted EBITDA margin.